[***] Portions redacted in accordance with request for confidential treatment and filed separately with SEC.

Amendment No. 4
to the Cooperation Agreement of December 15, 2005 (the “Agreement”)

between

IXI Mobile (R&D) Ltd.
17 Hatidhar st.
Ra’anana 43665
Israel
(herafter mentioned „IXI“)

and

1&1 Internet AG
Elgendorfer Straße 57
56410 Montabaur
Germany
(hereafter mentioned “1&1”)

1.
The parties hereby agree that Table I in Section 2.2. (“Product Prices and purchase commitments”) is amended to reflect that the charge for Advance Attachments is [***] in Q306, Q406 and Q107. It is clarified that unless otherwise agreed by 1&1, as 1&1 is not using IXI’s push email service 1&1 will not be billed for this service;

2.	Section 2.5 will be replaced in its entirety with the following language:
“IXI will provide 1&1 marketing contribution in the amount of [***] per activated device per month, for a period of [***] from activation, except for devices activated during Q206, in which case the monthly contribution amount for the specific months of such quarter will be [***]. For example, for a device activated in April 06 1&1 will receive a marketing contribution of [***] for the months April, May and June and [***] for July 06 – March07; the marketing contribution will be provided against an invoice issued by 1&1.“

Except as expressly stated otherwise herein, the Cooperation Agreement dated December 15, 2005, as amended, shall remain in full force and effect.

Amendment No. 3 to the Cooperation Agreement between IXI Mobile (R&D) Ltd. and 1&1 Internet AG	Page 1 of 2

As agreed by the parties on November 30, 2006:

1&1 Internet AG	IXI Mobile (R&D) Ltd.

By:	By:

Name:	Name: Lihi Segal

Title:	Title: CFO

Amendment No. 3 to the Cooperation Agreement between IXI Mobile (R&D) Ltd. and 1&1 Internet AG	Page 2 of 2